UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 5, 2018

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 5, 2018, Tesla, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following four proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1

The individuals listed below were elected as Class II directors at the Annual Meeting to serve on the Company’s Board of Directors (the “Board”) for a term of three years or until their respective successors are duly elected and qualified.

	For	Against	Abstained	Broker Non-Votes
Antonio Gracias	91,793,398	11,248,751	189,179	37,253,258
James Murdoch	93,272,161	9,681,802	277,365	37,253,258
Kimbal Musk	97,015,554	6,038,489	177,285	37,253,258

The votes cast for Mr. Gracias, Mr. Murdoch and Mr. Kimbal Musk constituted approximately 88.9%, 90.4% and 94.0%, respectively, of all shares entitled to vote on these matters and present in person or represented by proxy at the Annual Meeting.

Proposal 2

Proposal 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
139,365,503	699,538	419,545	-

The votes cast to ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2018 constituted approximately 99.2% of all shares entitled to vote on this matter and present in person or represented by proxy at the Annual Meeting.

Proposal 3

Proposal 3 was a stockholder proposal to require that the Chair of the Board be an independent director.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
16,671,984	86,036,801	522,543	37,253,258

The votes cast for this stockholder proposal constituted approximately 16.2% of all shares entitled to vote on this matter and present in person or represented by proxy at the Annual Meeting. The votes cast against this stockholder proposal constituted approximately 83.3% of all shares entitled to vote on this matter and present in person or represented by proxy at the Annual Meeting.

Proposal 4

Proposal 4 was a stockholder proposal regarding proxy access.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
25,806,887	76,721,191	703,250	37,253,258

The votes cast for this stockholder proposal constituted approximately 25.0% of all shares entitled to vote on this matter and present in person or represented by proxy at the Annual Meeting. The votes cast against this stockholder proposal constituted approximately 74.3% of all shares entitled to vote on this matter and present in person or represented by proxy at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Todd A. Maron
Todd A. Maron General Counsel

Date:  June 6, 2018